Exhibit 99.1
COMBINED FINANCIAL STATEMENTS
Northland Fuel Division (A Division of Northland Holdings, Inc.)
Years Ended October 31, 2003 and 2002
with Report of Independent Registered Public Accounting Firm

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Combined Financial Statements
Years Ended October 31, 2003 and 2002
Contents

Report of Independent Registered Public Accounting Firm	1

Audited Combined Financial Statements

Combined Balance Sheets	2
Combined Statements of Operations	3
Combined Statements of Cash Flows	4
Notes to Combined Financial Statements	5

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
  of Northland Fuel LLC
We have audited the accompanying combined balance sheets of the Northland Fuel Division, a division of Northland Holdings, Inc. and the predecessor to Northland Fuel LLC, as of October 31, 2003 and 2002, and the related combined statements of operations and cash flows for the years then ended. These financial statements are the responsibility of Northland Fuel LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Northland Fuel Division’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Northland Fuel Division’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Northland Fuel Division of Northland Holdings, Inc. at October 31, 2003 and 2002, and the combined results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst &Young LLP
Seattle, Washington
January 17, 2004,
  except for Notes 3 and 11, as to which the date is
  November 3, 2004

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Combined Balance Sheets
(In thousands)

	October 31
	2003	2002

Assets
Current assets:
Cash and cash equivalents, net	$241	$–
Trade receivables, net	11,847	12,852
Inventories	16,726	17,797
Prepaid expenses	1,096	1,010
Other current assets	819	368

Total current assets	30,729	32,027

Goodwill	–	31,510
Other intangible assets, net	649	748
Property and equipment, net	38,348	39,328
Other assets	1,580	866

Total assets	$71,306	$104,479

Liabilities and Parent company investment
Current liabilities:
Cash overdraft, net	$–	$1,329
Accounts payable	4,024	3,791
Payroll-related liabilities	1,129	888
Customer deposits	1,315	977
Other accrued liabilities	855	807
Current portion of long-term debt	5,901	10,253

Total current liabilities	13,224	18,045

Long-term debt, less current portion	34,279	39,791
Deferred income taxes	1,705	9,413
Other liabilities	1,365	1,911

Commitments and contingencies

Parent company investment	20,733	35,319

Total liabilities and Parent company investment	$71,306	$104,479

See accompanying notes.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Combined Statements of Operations
(In thousands)

	Year Ended October 31
	2003	2002

Revenue:
Fuel sales	$159,247	$151,309
Services	5,897	7,018

	165,144	158,327

Operating costs and expenses:
Cost of fuel sales	125,536	119,431
Direct and indirect distribution expenses	18,737	18,901
Selling, general, and administrative	6,750	6,738
Depreciation and amortization	3,716	3,012
Impairment of equipment	740	–
Impairment of goodwill	31,510	–

	186,989	148,082

Income (loss) from operations	(21,845)	10,245

Interest expense	(3,444)	(3,541)

Income (loss) before income taxes	(25,289)	6,704

Benefit (provision) for income taxes	6,252	(2,704)

Net income (loss)	$(19,037)	$4,000

See accompanying notes.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Combined Statements of Cash Flows
(In thousands)

	Year Ended October 31
	2003	2002

Operating activities
Net income (loss)	$(19,037)	$4,000
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and loss on disposal of property and equipment	3,987	3,146
Impairment of equipment	740	–
Impairment of goodwill	31,510	–
Deferred income taxes	(7,972)	1,133
Changes in operating assets and liabilities:
Trade receivables	1,005	16
Inventories	1,071	550
Other current assets	(537)	1,179
Other assets, net	(868)	(91)
Accounts payable and accrued liabilities	860	(10,502)

Net cash provided by (used in) operating activities	10,759	(569)

Investing activities
Purchases of property and equipment and other intangible assets	(3,516)	(5,275)
Proceeds from sale of property and equipment	98	203

Net cash used in investing activities	(418)	(5,072)

Financing activities
Change in cash overdraft, net	(1,329)	1,268
Net receipts from (payments to) parent company	(5,771)	4,373

Net cash provided by (used in) financing activities	(7,100)	5,641

Net increase in cash and cash equivalents	241	–

Cash and cash equivalents, beginning of year	–	–

Cash and cash equivalents, end of year	$241	$–

Supplemental disclosure of non-cash information
Increase (decrease) in allocated long-term debt	$(9,864)	$2,537

See accompanying notes.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements
For the Years Ended October 31, 2003 and 2002
1. Organization
Description of Business and Basis of Presentation
Northland Holdings, Inc. (the Parent) is a holding company with two primary operating divisions, Northland Fuel and Northland Freight. These combined financial statements comprise the assets, liabilities and operations of the Northland Fuel division (the Division). The Division includes Service Oil & Gas, Inc. (Service Oil), Yukon Fuel Company (Yukon Fuel) and the vessels that are owned by Northland Vessel Leasing Company (NVLC) and utilized in the Division’s operations.
Service Oil is primarily a land-based distribution company that transports, distributes and sells refined petroleum products to commercial and residential customers located on the road systems in South Central Alaska. Yukon Fuel is primarily a marine-based distribution company that distributes and sells refined petroleum products to commercial and residential customers located on the river systems primarily in Western Alaska and on the West Coast of Alaska. Yukon Fuel also operates land-based fuel storage facilities that are an integral part of the marine-based distribution system. The Division’s business is affected by weather and the cyclical nature of governmental spending, construction and infrastructure spending, and tourism.
The accompanying carve-out financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in the Crowley Maritime Corporation (Crowley) Form 8-K (see Note 14). These financial statements have been prepared on a historical cost basis from the books and records of the Parent on the basis of established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies utilized by the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if the Division had been operated as a stand alone entity. Management believes the allocation estimates and judgments made in preparing these financial statements were reasonable.
The Parent is a holding company that manages cash, debt, taxes and certain general and administrative costs. In order to reflect all of the Division’s costs of operations, these combined financial statements reflect the pushdown of allocated debt, debt issuance costs, interest expense, general and administrative costs, interest rate swaps and net deferred tax liabilities. The debt was allocated based on designated use of proceeds, or if not designated, based on net assets. Interest rate swaps and interest expense were allocated based on allocated debt. Taxes were determined

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
1. Organization (continued)
using the method described in Note 2. General and administrative expenses were allocated based on direct operating expenses. No interest has been charged on the intercompany accounts.
Because the Division is not a distinct legal entity, there are no customary equity or capital accounts. In addition, because no allocations were recorded in prior years, a retained earnings amount is not determinable.
2. Significant Accounting Policies
Principles of Combination
The accompanying combined financial statements include the accounts of Service Oil, Yukon Fuel, and the vessels of NVLC utilized in the Division’s operations. Significant intercompany account balances and transactions have been eliminated in combination.
Cash and Cash Equivalents
Highly liquid investments with an original maturity at the date of purchase of three months or less are considered to be cash equivalents. Cash, cash equivalents and cash overdraft amounts are presented net as the Division has the right of offset.
Trade Receivables
Trade receivables are recorded at their net realizable value. An allowance for doubtful accounts is estimated and recorded based on specific identification of accounts, historical write-offs, and economic conditions. Receivables are classified as past due or delinquent based on payment history and contractual terms. Receivables are charged off against the allowance after collection and legal efforts have been exhausted.
Inventories
Inventories consist primarily of fuel held for resale and are valued at the lower of cost (weighted-average or first-in, first-out method) or market.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
2. Significant Accounting Policies (continued)
Other Assets
Deferred financing costs are amortized using the straight-line method over the terms of the related financing. The weighted-average amortization period for deferred financing costs is approximately five years.
Property and Equipment
Property and equipment is stated at cost and depreciated using straight-line methods over the estimated useful lives of the assets (20 to 40 years for buildings; 8 to 20 years for vessels and transport equipment; and 5 to 10 years for other equipment). Renewals and refurbishments which extend the assets’ useful lives are capitalized while normal repair and maintenance expenditures are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the lease term or the assets’ useful lives.
Impairment of Long-Lived Assets
The Division reviews its long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows.
Goodwill and Other Intangible Assets
The Division accounts for goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that purchased goodwill and certain indefinite-lived intangibles no longer be amortized but instead be tested for impairment at least annually. Under the test, if the carrying amount of a reporting unit that includes goodwill exceeds the fair value of the reporting unit, the Division must measure the impairment loss. This fair value of the reporting unit is determined using projected discounted cash flows. Impairment loss is measured as the excess, if any, of the carrying amount of reporting unit goodwill over its implied fair value. The implied fair value of goodwill is determined as the excess of the fair value of the reporting unit over the fair values of all of the unit’s assets and liabilities, including any unrecognized intangible assets. Management performs the required impairment test annually, as of September 1, unless events or circumstances occur

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
2. Significant Accounting Policies (continued)
suggesting interim testing be performed. For purposes of the goodwill impairment test, the Division consists of a single reporting unit.
Other amortizable intangibles consist primarily of acquired customer lists and are amortized over the estimated useful life of 5 to 20 years (weighted-average of 16 years) (see Note 4).
Parent Company Investment
Since the Division is not a distinct legal entity, there are no customary equity and capital accounts. Instead, the Parent company investment account is maintained by the Division to account for all inter-unit transactions as described in Note 1. The Parent company investment is comprised of accumulated net income, allocations from the Parent and other transactions with the Parent.
Revenue Recognition and Related Costs
Revenue from fuel sales is recognized when the fuel has been delivered. Shipping and handling costs are included in direct and indirect voyage expenses and cost of fuel sales. Service revenue (primarily delivery fees) is recognized when the related services are performed.
Derivative Financial Instruments
The Division recognizes allocated derivative financial instruments, consisting of interest rate swaps, as either assets or liabilities at fair value. The Parent uses interest rate swap agreements to hedge its exposure to variability in expected future cash flows attributable to interest rate risk related to certain variable rate credit facilities. As a matter of policy, the Parent does not enter into derivative transactions for trading or speculative purposes.
Environmental Expenditures
Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Any environmental costs that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are probable and the costs can be reasonably estimated.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
2. Significant Accounting Policies (continued)
Income Taxes
Income taxes have been provided using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred tax assets and liabilities represent the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to be in effect when these temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.
The Division’s 2002 and 2003 taxable income was included in the consolidated federal income tax return of the Parent. The income tax expense and other tax related information in these statements has been calculated as if the Division had filed its own tax returns on a stand alone basis.
Closure and Post Closure Obligations
The Division has potential financial commitments for closure and post-closure obligations for tank farm facilities it owns or leases. The Division estimates its future cost requirements for closure and post-closure based on regulatory requirements, applicable permits and lease agreements, which include the requirement for removal of tanks and related equipment upon exiting a facility. Estimates for final closure and post-closure costs are developed using input from the Division’s technical and accounting managers and are reviewed by management, typically at least annually. These estimates involve projections of potential costs that will be incurred in the event that the Division exits or abandons an owned or a leased tank farm. In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established standards for accounting for an obligation associated with the retirement of a long-lived tangible asset. The division adopted SFAS No. 143 on November 1, 2002. In accordance with SFAS No. 143, the present value of the estimated closure and post-closure costs was recorded upon adoption of SFAS No. 143 and is being accreted using the interest method of allocation so that 100% of the future cost is recorded upon closure of the related facility. The cumulative effect of adoption of SFAS No. 143 and recorded obligation as of October 31, 2003 and 2002, is insignificant.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
2. Significant Accounting Policies (continued)
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncement
In December 2003, the FASB released its revised Interpretation No. (FIN) 46R, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51 on the consolidation of variable interest entities (VIEs). FIN 46R must be adopted by the Division by the beginning of its 2006 fiscal year. The Division currently has affiliates that may qualify as VIEs under FIN 46R, and may have to be consolidated by the Division. The Division presently is not required to, and does not, consolidate any of these entities under existing accounting guidance. The Division has not yet determined the impact of FIN 46R upon its adoption.
3. Goodwill
Goodwill represents the excess of the costs paid over the fair value of the acquired companies’ net assets. Changes in the carrying amount of goodwill for 2003 and 2002 were as follows (in thousands):

Balance as of November 1, 2001 and October 31, 2002	$31,510
Goodwill impairment	(31,510)

Balance at October 31, 2003	$—

In 2002 and 2003, the Division performed its annual goodwill impairment test as required under SFAS No. 142. No impairment charge resulted from the 2002 test. In 2003, the Parent company determined that the carrying amount of the Division exceeded its fair value, as determined based on the estimated selling price of the Division to a third party, then under negotiation, and that as a result, the Division’s goodwill was impaired. The 2003 impairment test was completed on November 3, 2004, with the impairment amount equal to the total carrying amount of goodwill of $31,510 thousand. Simultaneously, the Division recorded deferred tax benefit of $8,759 thousand related to the tax basis of goodwill that is expected to reduce the Division’s income tax liability in future years.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
4. Other Intangible Assets
Other intangible assets consist of the following (in thousands):

	October 31, 2003			October 31, 2002
	Gross Carrying	Accumulated	Net Book	Gross Carrying	Accumulated	Net Book
	Amount	Amortization	Value	Amount	Amortization	Value

Customer lists	$701	$(103)	$598	$701	$(68)	$633
Other	592	(541)	51	592	(477)	115

	$1,293	$(644)	$649	$1,293	$(545)	$748

Amortization expense was $99 thousand for 2003 and $102 thousand for 2002. Annual amortization expense is expected to be approximately $63 thousand in 2004 and $24 thousand for years ending between 2005 and 2008.
5. Property and Equipment
Property and equipment consist of the following (in thousands):

	October 31
	2003	2002

Land and buildings	$25,546	$23,927
Vessels and transport equipment	16,808	16,589
Other operating equipment	7,718	7,065

	50,072	47,581
Less accumulated depreciation and amortization	(11,724)	(8,253)

	$38,348	$39,328

Depreciation expense was $3,617 thousand for 2003 and $2,910 thousand for 2002.
6. Asset Impairment
During 2003, the Division recognized losses from impairment of property and equipment of $740 thousand related to an unused barge held for sale. The impairment amount was determined based upon the excess of the net carrying amount of the barge over its fair value, as determined based on its sale subsequent to October 31, 2003. The impaired carrying value of the barge was $310 thousand at October 31, 2003.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
7. Allocated Debt
Allocated long-term debt consists of the following (in thousands):

	October 31
	2003	2002

Debt under the Credit Agreement	$36,432	$44,363
Other notes	3,748	5,681

	40,180	50,044
Less current portion	(5,901)	(10,253)

	$34,279	$39,791

Credit Agreement
At October 31, 2003, the Parent has a term loan under a credit agreement (the Credit Agreement)` with a group of banks in the amount of $56.9 million that is payable in quarterly installments of $1.6 million, with the remaining balance due at maturity in July 2008. At October 31, 2002, the Parent had a term loan and notes payable under the Credit Agreement in the aggregate amount of $69.3 million. Of these amounts, $36.4 million and $44.4 million have been allocated to the Division at October 31, 2003 and 2002, respectively, and are reflected in the accompanying combined financial statements. Under the Credit Agreement, $5.0 million is available to the Parent for the issuance of standby letters of credit. At October 31, 2003, the Parent has outstanding letters of credit totaling $4.2 million.
Interest on all Credit Agreement borrowings is computed at the applicable interest rate (prime or the London Interbank Offered Rate [LIBOR], at the Parent’s option, plus a spread based on the Parent’s funded debt coverage ratio) and is payable quarterly. At October 31, 2003, interest rates on outstanding borrowings, including the effects of interest rate swaps, ranged from 4.30% to 8.99% (5.76% to 8.24% at October 31, 2002). Substantially all of the Division’s assets collateralize the borrowings under the Credit Agreement, which are senior in priority of repayment to all other debt of the Parent or the Division. The Credit Agreement requires the Parent to maintain minimum consolidated net worth levels and limits the amount of dividends that can be paid.
Other notes include notes issued in connection with business and asset acquisitions in prior years. The notes are not collateralized, and are payable monthly, quarterly, annually or upon maturity depending on the underlying agreement, and bear interest at annual rates ranging from 7% to 9%. The notes mature at various dates during 2004 to 2008.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
7. Allocated Debt (continued)
Proportionate annual scheduled principal payments for the allocated long-term debt for years ending October 31 are as follows (in thousands):

2004	$5,901
2005	4,883
2006	4,268
2007	4,168
2008	20,960

Total	$40,180

8. Related-Party Transactions
The Parent provides management services to the Division. During the years ended October 31, 2003 and 2002, approximately $704 thousand and $742 thousand of selling, general and administrative expense has been allocated to the Division in respect of such services.
A minority shareholder of the Parent also owns a company (vessel operating company) that operates the Fuel Division’s marine equipment pursuant to various time charter arrangements. During the years ended October 31, 2003 and 2002, the vessel operating company provided $7.0 million and $8.0 million of services, respectively, to the Division. As of October 31, 2003 and 2002, the Division had prepaid the vessel operating company for services in the amounts of $0.5 million and $0.1 million, respectively.
The Division sells commercial petroleum products and supplies to a company owned by certain employees and stockholders of the Company. Such sales totaled $3.0 million and $2.7 million in 2003 and 2002, respectively.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
9. Derivative Financial Instruments
The Parent uses interest rate swap agreements to hedge its exposure to variability in expected future cash flows attributable to interest rate risk related to its Credit Agreement term loan. The swaps involve the receipt of floating-rate amounts in exchange for fixed-rate interest payments over the life of the swaps without an exchange of the underlying principal amount. The Parent is exposed to loss in the event of nonperformance by the counter-party to the swaps up to the notional amount of $33.3 million at October 31, 2003, but does not anticipate nonperformance by the counter-party.
The level of effectiveness of the hedge is determined based on the extent to which changes in the value of the hedged credit facility, due to fluctuations in the interest rates, are reduced by inverse changes in the swap contract. If the swap contract is determined to be highly inversely correlated to the hedged credit facility, the instruments are considered to be effective in relation to the hedged credit facilities. Gains and losses on the swap contracts designated as cash flow hedges, to the extent such hedges are effective, are included in other comprehensive income (loss). Gains and losses on swap contracts that are ineffective or not designated as cash flow hedges are included in the statement of operations.
The allocated interest rate swaps qualify as cash flow hedges and, as a result, the changes in the fair value of the Division’s allocated effective portion of the derivatives are recorded in the Parent investment account, net of related taxes or tax benefits. There was no hedge ineffectiveness in 2003 and 2002.
Fair values of derivative financial instruments allocated to the Division and included in other liabilities are as follows (in thousands):

	Fair Value of	Deferred	Accumulated
	Interest Rate Swap	Tax	Comprehensive
	Liability	Asset	Loss

Balance as of November 1, 2001 and October 31, 2002	$(1,793)	$659	$1,134
Change during 2003	712	(267)	(445)

Balance as of October 31, 2003	$(1,081)	$392	$689

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
10. Employee Benefit Plans
The Divisions contributes to a defined contribution plan operated by the Parent and covering substantially all of the Division’s employees. The Division’s matching contribution expenses are $561 thousand and $478 thousand for the years ended October 31, 2003 and 2002, respectively.
11. Income Taxes
On November 3, 2004 the Division completed its 2003 annual goodwill impairment test, resulting in the writeoff of goodwill of $31,510 thousand and recognition of a related deferred tax benefit of $8,759 thousand (see Note 3). Deferred income taxes consist of the following (in thousands):

	October 31
	2003	2002

Deferred tax assets (liabilities):
Goodwill	$7,092	$(1,063)
Accrued liabilities and allowances	341	341
Derivative instruments	392	659
Property and equipment and other intangibles	(9,530)	(9,350)

Net deferred tax liability	$(1,705)	$(9,413)

The benefit (provision) for income taxes, excluding taxes allocated to changes in the Parent company investment account, consisting of the tax effects of changes in fair values of derivative financial instruments, are as follows (in thousands):

	Years Ended October 31
	2003	2002

Current:
Federal	$(1,453)	$(1,335)
State	(267)	(236)

	(1,720)	(1,571)

Deferred:
Federal	6,742	(963)
State	1,230	(170)

	7,972	(1,133)

Benefit (provision) for income taxes	$6,252	$(2,704)

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
11. Income Taxes (continued)
The benefit (provision) for income taxes varied from amounts computed at the federal statutory rate as follows:

	October 31
	2003	2002

Benefit (provision) at federal statutory rate	(34)%	34%
State statutory rate	(6)	6
Non-deductible goodwill impairment	15	—

	(25)%	40%

12. Commitments and Contingencies
Leases
The Division leases docks, land for tank farms, vehicles, office equipment, and office space under long-term operating leases. Certain of these leases contain rent escalation clauses based on the Consumer Price Index and other factors, renewal clauses for periods of 5 to 55 years, and require the payment of contingent rentals based on usage in excess of specified minimum levels. The majority of the leases require the Division to pay the taxes, maintenance, and insurance costs associated with the leased property, in addition to base rent. Future base rent commitments under lease agreements with initial or remaining lease terms in excess of one year at October 31, 2003, are $1.1 million in 2004, $1.0 million in 2005, $.8 million in 2006, $.6 million in 2007, $.5 million in 2008, and $4.4 million thereafter. Rent expense under all operating leases totaled $1.0 million in 2003 and $1.1 million in 2002.
Litigation
The Division is involved in legal actions in the normal course of business. Liability insurance is expected to protect the Division from any potential material loss. As a result, management believes that the ultimate resolution of various proceedings will not have a material adverse effect on the combined financial statements of the Division.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
12. Commitments and Contingencies (continued)
U.S. Coast Guard Rulemaking
The U.S. Coast Guard has issued a Notice of Proposed Rulemaking (NPRM) concerning Vessel Documentation: Lease-Financing for Vessels Engaged in the Coastwise Trade (the Proposed Rule). The Proposed Rule would impose requirements for obtaining a coastwise endorsement for a lease-financed vessel more stringent than those enacted by Congress. The Proposed Rule contains a proposed new certificate to accompany applications for documentation. Management, in consultation with counsel, believes that because the Proposed Rule does not have the effect of law, it cannot invalidate existing certificates of documentation. Accordingly, management does not believe that the Proposed Rule has any effect on the Division vessels that continue to have valid certificates of documentation. If the U.S. Coast Guard were to seek to apply the Proposed Rule retroactively, management believes that the Division has a strong argument based on U.S. Coast Guard and U.S. Maritime Administration approvals that the Division’s vessels should retain coastwise eligibility. The ultimate outcome of this matter cannot be presently determined; however, depending on an unfavorable resolution of this matter, it is possible that the Division’s future combined operating results and cash flows could be materially affected in a particular period.
13. Financial Instruments and Concentrations of Credit Risk
Financial instruments, including cash and cash equivalents, cash overdraft, trade receivables and payables, and borrowings on the line of credit are recorded at cost, which approximates fair value based on the short-term maturities of these instruments. The fair value of long-term debt is estimated based on borrowing rates from similar types of borrowing arrangements, and approximates carrying amounts. The fair value of the Division’s interest rate swaps are estimated based on dealer quotes, quoted market prices of comparable contracts, adjusted through interpolation where necessary for maturity differences, or, if there are no relevant comparable contracts, on pricing models or formulas using current assumptions.
The Division’s financial instruments that potentially subject it to concentrations of credit risk consist primarily of cash and cash equivalents, trade receivables, and derivatives. The Division places its cash and cash equivalents with high-credit quality financial institutions. At October 31, 2003, the Division had cash and cash equivalent balances at certain financial institutions in excess of federally insured limits.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
13. Financial Instruments and Concentrations of Credit Risk (continued)
The Division conducts ongoing credit evaluations of its customers and generally does not require collateral. In connection with certain of its services, however, the Division has the ability to retain possession of cargo until freight charges have been paid. At October 31, 2003 and 2002, trade accounts receivable are recorded net of an allowance for doubtful accounts totaling $720 thousand and $357 thousand, respectively. Bad debt expense was $641 thousand and $268 thousand for the years ended October 31, 2003 and 2002, respectively.
The Parent has entered into interest rate swaps (partially allocated to the Division) for the purpose of interest-rate risk exposure management. The swaps utilized by the Parent effectively hedge the Parent’s exposure to interest rate risks on the variable interest rate portion of its Credit Agreement term loan. The swaps involve the receipt of floating-rate amounts in exchange for fixed-rate interest payments over the life of the swaps without an exchange of the underlying principal amount. The Parent is exposed to loss in the event of nonperformance by the counter-party to the swaps, but the Parent does not anticipate nonperformance by the counter-party (see Note 9).
14. Subsequent Events (Unaudited)
On November 21, 2003, Alaska Village Electric Cooperative and other parties filed a lawsuit against Yukon Fuel with the Superior Court in Nome, Alaska. The lawsuit seeks declaratory and injunctive relief to prevent the sale of the Fuel Division to Crowley. The lawsuit has been stayed pending conclusion of the investigation by the Alaska Attorney General.
On April 8, 2004, the Parent consummated a reorganization spin-off that had the effect of splitting the Parent into two separate entities: Northland Holdings, Inc (providing primarily water and land transportation and shipping services from Washington to Alaska and Hawaii); and a newly formed holding company, Northland Fuel LLC (Northland Fuel, consisting primarily of the Northland Fuel Division of the Parent). Immediately after the reorganization, Northland Holdings, Inc. was sold to a new group of investors. Northland Fuel is owned by substantially the same entities and individuals who owned the Parent prior to the reorganization. The transaction did not result in a change of control of the Division or the entities and operations included therein.
Simultaneously, the Parent repaid all debt outstanding under the Credit Agreement, and Northland Fuel established a new line of credit agreement with a bank that provides for borrowings up to the lesser of $30.0 million or 85% of eligible accounts receivable plus 50% of eligible inventories. The line of credit bears interest at the rate of prime or LIBOR at Northland Fuel’s option, plus a spread based on its funded debt coverage ratio; is collateralized with

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
14. Subsequent Events (Unaudited) (continued)
substantially all of Northland Fuel’s assets; is senior in priority of repayment to all other debt of Northland Fuel, and is subject to renewal on April 6, 2005. The agreement requires Northland Fuel to maintain minimum combined net worth levels and limits the amount of dividends that can be paid. Outstanding borrowings under the line of credit were $21.5 million at October 31, 2004.
On July 9, 2004, Northland Fuel entered into a definitive agreement (the Purchase Agreement) whereby Crowley, together with its designated wholly owned subsidiaries, agreed to purchase substantially all of the assets and assume certain liabilities of Yukon Fuel, purchase the stock of Service Oil and purchase the vessels owned by Northland Vessel Leasing Company LLC (NVLC LLC, an entity formed as part of the April 8, 2004 Parent reorganization). The purchase price is $52.2 million plus an amount equal to net working capital (including fuel inventory) as determined pursuant to the Purchase Agreement. As discussed below, consummation of the acquisition is contingent upon judicial approval of the Consent Decree. The combined financial statements of the Division substantially reflect the operations to be acquired by Crowley under the Purchase Agreement.
On July 13, 2004, Crowley, together with Northland Fuel, Yukon Fuel and NVLC LLC, entered into a consent decree with the State of Alaska (the Consent Decree), which was filed with the Superior Court in Nome, Alaska on July 23, 2004. The Consent Decree was entered into to settle a lawsuit filed by the State of Alaska which alleges that the transactions contemplated by the Purchase Agreement violate the antitrust laws of the State of Alaska. Pursuant to the Consent Decree, Crowley agreed, among other things, to: (a) provide approximately 4 million gallons of tank farm storage capacity located in Bethel, Alaska to Delta Western, Inc. (DW) for up to ten years (with options to extend); (b) sell certain tugs, barges and related assets to DW to enable DW to distribute petroleum products on the coastal areas and river systems in Alaska; and (c) grant options to DW to acquire and/or lease certain real property located in Bethel, Alaska. In addition, the Consent Decree contains provisions that restrict Crowley’s ability to: (a) acquire any of the assets it divests pursuant to the Consent Decree; and (b) dispose of the tank farms it operates in Bethel, Alaska. The Consent Decree was subject to a 60-day public comment period and approval by the Nome Superior Court. The 60-day public comment period has expired, and comments (verified exceptions) were filed by several interested parties. As part of the public comment process, the Nome Superior Court ordered the Alaska Attorney General to turn over parts of his investigative file to certain interested parties who filed verified exceptions.

Northland Fuel Division
(A Division of Northland Holdings, Inc.)
Notes to Combined Financial Statements (continued)
14. Subsequent Events (Unaudited) (continued)
The Alaska Attorney General has filed an appeal with the State of Alaska Supreme Court seeking to have the Nome Superior Court’s document disclosure order overturned, and Crowley and Yukon Fuel have joined in that request. Because of the appeal to the Alaska Supreme Court, all proceedings relative to the Consent Decree approval process have been stayed by the judge in the Nome Superior Court.
Once the appeal is resolved, it is expected that the Nome Superior Court will hold a hearing on the Consent Decree.
Due to the judicial issues being raised before the Alaska Supreme Court, it is uncertain when the hearing on the Consent Decree will be held and when the acquisition will close.
On December 16, 2004, Northland Fuel approved an additional borrowing of up to $25.0 million, to be used for a cash distribution to its members. Subsequently, Northland Fuel has secured a financing commitment from a bank for a term loan up to $25.0 million, and an extension of the line of credit agreement to January 2010. Both the loan and the distribution are expected to close during the first calendar quarter of 2005.